Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the:

(i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

(ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

(iii)Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

(iv) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan.

of our report dated February 12, 2003 on our audits of the consolidated financial statements and financial statement schedules of NL Industries, Inc. ("NL") as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which report is included in this Amendment No. 2 to NL's Industries, Inc.'s Annual Report on Form 10-K.





                                    PricewaterhouseCoopers LLP



Houston, Texas
October 31, 2003